SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  March 4, 2004

                                 ---------------


                         BARRETT BUSINESS SERVICES, INC.
               (Exact name of registrant as specified in charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)

                                     0-21886
                                (SEC File Number)

                                   52-0812977
                        (IRS Employer Identification No.)

         4724 S.W. Macadam Avenue
         Portland, Oregon                                    97239
         (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 220-0988

Item 9.  Regulation FD Disclosure.

            On March 4, 2004, William W. Sherertz, President and Chief Executive Officer, and Michael D. Mulholland, Chief Financial Officer, of Barrett Business Services, Inc. (the "Company"), will speak to the investment community at the Robins Group "Spot-a-Winner" Conference in San Francisco, California. During their remarks, Messrs. Sherertz and Mulholland will comment on the Company's expected financial performance for 2004:

            o The Company's gross revenues for the first quarter of 2004 are estimated to be $110.0 million, compared to $101.0 million for the fourth quarter of 2003 and $41.0 million for the first quarter of 2003. Net revenues were $36.3 million and $23.4 million for the quarters ended December 31, 2003 and March 31, 2003, respectively.

            o Earnings per diluted share for the first quarter of 2004 are estimated to range from $0.00 to $0.05, compared to earnings per diluted share of $0.22 for the fourth quarter of 2003 and a loss of $(0.06) per diluted share for the first quarter of 2003.

            The Company changed its reporting of PEO revenues from a gross basis to a net basis in 2002 because it was determined that the Company was not the primary obligor for the services provided by employees pursuant to its PEO contracts. Gross revenues information, although not in accordance with generally accepted accounting principles ("GAAP"), is presented because management believes such information is more informative as to the level of the Company's business activity and more useful in managing its operations. In addition, the Company historically reported PEO revenues on a gross basis and believes that continued disclosure of gross revenues information provides consistency in the Company's financial reporting for comparative purposes.

            A reconciliation of the historical non-GAAP gross revenues discussed above to net revenues is as follows (in thousands):



                         Gross Revenue                                  Net Revenue
                        Reporting Method       Reclassification       Reporting Method
                     ---------------------   ---------------------  -------------------
                     Fourth      First       Fourth      First      Fourth      First
                     Quarter     Quarter     Quarter     Quarter    Quarter     Quarter
                     Ended       Ended       Ended       Ended      Ended       Ended
                     12/31/03    3/31/03     12/31/03    3/31/03    12/31/03    3/31/03
                     --------    --------    ---------   ---------  --------    -------
Revenues:
Staffing services    $ 23,661    $ 20,110    $     ---   $     ---  $ 23,661    $ 20,110
Professional
employer services      77,366      20,539     (64,378)    (17,252)    12,988       3,287
                      -------     -------     --------    --------   -------     -------
Total revenues       $101,027    $ 40,649    $(64,378)   $(17,252)  $ 36,349    $ 23,397
                      =======     =======     ========    ========   =======     =======
Cost of revenues:    $ 93,830    $ 32,050    $(64,378)   $(17,252)  $ 29,452    $ 14,798
                      =======     =======     ========    ========   =======     =======

            A reconciliation of estimated gross revenues to estimated GAAP net revenues for the first quarter of 2004 is not included in this report because estimated PEO revenues and cost of PEO revenues for the period cannot be determined without unreasonable effort and expense.

            Statements in this report about future events or performance, including gross revenues and earnings per share expectations for 2004, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the successful integration of the operations of Skills Resource Training Center acquired by the Company on January 1, 2004, the effect of changes in the Company's mix of services on gross margin, future workers' compensation claims experience, collectability of accounts receivable, and availability of funding for working capital purposes, among others. Other important factors that may affect the Company's future prospects are described in the Company's 2002 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this report to reflect events or changes in circumstances that occur after the date of this report.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 BARRETT BUSINESS SERVICES, INC.


Dated:  March 4, 2004            By:  /s/ Michael D. Mulholland
                                      ------------------------------------
                                      Michael D. Mulholland
                                      Vice President - Finance